Exhibit 21.1
                       Subsidiaries of the Registrant


The following is a list of subsidiaries of the registrant as of December 31, 1998:

o    Wellsford Capital (100% direct)
o    Wellsford Capital Properties, L.L.C. (100% indirect)
o    VPT Real Estate Corp. I (100% indirect)
o    Wellsford Finance Inc. (100% indirect)
o    Wellsford Broomfield, L..L.C. (100% indirect)
o    WRL Holdings, L.L.C. ( 51.1% indirect)
o    WRL Management, L.L.C. (33.4% indirect)
o    WRL Finance, L.L.C. (50.9% indirect)
o    Wellsford CRC Holding Corp. (100% direct)
o    Creamer Realty Consultants (49% indirect)
o    Creamer Vitale Wellsford, L.L.C. (49% indirect)
o    Wellsford Sonterra L.L.C. (100% direct)
o    Wellsford Park Highlands Corp. (80% direct)
o    Park at Highlands L.L.C (80% indirect)
o    Red Canyon at Palomino Park L.L.C (80% indirect)
o    Silver Mesa at Palomino Park, L.L.C. (79.2% indirect)
o    Palomino Park Telecom L.L.C. (100% direct)
o    Wellsford Commercial Properties Trust (99.9% direct)
o    Wellsford/Whitehall Properties II, L.L.C. (47.7% indirect)
o    Wellsford/Whitehall Holdings, L.L.C. (47.7% indirect)
o    1275 K Street Holding, L.L.C. (47.7%  indirect)
o    WEL/WH Convention Managers, L.L.C. (47.7% indirect)
o    Wells Avenue Holdings, L.L.C. (47.7% indirect)
o    WASH Manager, L.L.C. (47.7% indirect)
o    Wells Avenue Senior Holdings, L.L.C. (47.7% indirect)
o    Wellsford Ventures, Inc. (100% direct)
o    North American Medical Research Corp. (100% direct)
o    VPT Real Estate Corp. II (100% indirect)
o    VPT Real Estate Corp. III (100% indirect)
o    VPT Real Estate Corp. IV (100% indirect)
o    VPT Real Estate Corp. V (100% indirect)
o    MRT Santa Monica, Inc. (100% indirect)
o    Bay City Holdings, L.P. (100% indirect)
o    MRT Creekside, Inc. (100% indirect)
o    MRT West, Inc. (100% indirect)
o    MRT Newark, Inc. (100% indirect)
o    Newark C&C Associates, L.P. (90% indirect)
o    150 Rittenhouse Circle, Inc. (100% indirect)
o    Keystone Venture I (70% indirect)
o    TPIP II (75% indirect)